Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Employee Stock Purchase Plan of X-Energy, Inc. and the 2026 Equity Incentive Plan of X-Energy, Inc. of our report dated March 20, 2026, with respect to the consolidated financial statements of X-Energy Reactor Company, LLC included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-294508) and related Prospectus of X-Energy, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 27, 2026